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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/X/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
AQUILA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2006

Dear Fellow Shareholder:

        We cordially invite you to attend Aquila's 2006 Annual Meeting of Shareholders. The meeting will be held at 2:00 p.m. on Wednesday, May 3, 2006, in the Grand Ballroom of the Clarion Hotel at the Sports Complex, 9103 East 39th Street, Kansas City, Missouri. Free parking is available on both the east and west sides of the building, and light refreshments will be served prior to the meeting, beginning at 1:30 p.m. We hope you will take this opportunity to visit one-on-one with members of our management team.

        At this year's meeting, we will be electing two persons to our Board of Directors and ratifying the selection of KPMG LLP as our independent public accountant. We will also take this opportunity to discuss our 2005 and first quarter 2006 performance and answer your questions.

        Enclosed with this proxy statement is our 2005 annual report and your proxy card. You may vote your shares in person at the meeting or by marking the enclosed proxy card and returning it using the enclosed self-addressed, postage-paid envelope. You may also vote your shares using the Internet or the telephone by following the instructions on the enclosed proxy card and this proxy statement.

        I also want to take this opportunity to remind you of the Aquila Shareholder Information Line. Through this interactive service, you may obtain our current stock price, hear about recent developments, and request other information about us. To access this toll-free service, dial (888) 828-2000.

        Your vote is important. We encourage you to read this proxy statement and to vote your shares. As always, thank you for your involvement in this important process.

Sincerely,

TABLE OF CONTENTS

		Page
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS		3
COMMON QUESTIONS REGARDING OUR ANNUAL MEETING AND PROXY STATEMENT		4
1.	What Is The Purpose Of The Annual Meeting?	4
2.	Who Is Entitled To Vote At The Meeting?	4
3.	What Constitutes A Quorum?	4
4.	What Methods Can I Use To Vote?	4
5.	How Can I Revoke A Proxy?	5
6.	What Are My Voting Choices When Voting For Director Nominees, And What Vote Is Needed To Elect Directors?	5
7.	What Are My Voting Choices When Voting To Ratify The Selection Of Our 2006 Independent Public Accountant, And What Vote Is Needed To Ratify Our Independent Public Accountant Selection?	5
8.	How Do I Vote My 401(k) Plan Shares?	5
9.	What Are The Recommendations Of Our Board of Directors?	6
10.	What If A Shareholder Does Not Specify A Choice When Returning A Proxy?	6
CORPORATE GOVERNANCE AND BOARD MATTERS		6
Corporate Governance		6
Director Information		7
Meetings And Attendance Of The Board And Committees Of The Board		9
Director Independence		10
Director Selection Process		10
Director Compensation		10
Shareholder Communications		10
PROPOSAL 1: ELECTION OF DIRECTORS		11
STOCK OWNERSHIP INFORMATION		12
Section 16(a) Beneficial Ownership Reporting Compliance		12
Stock Ownership Of Directors, Director Nominees And Executive Officers		12
Stock Ownership Of Certain Beneficial Owners		12
REPORT ON EXECUTIVE COMPENSATION		12
Compensation Philosophy		13
Elements That Make Up Total Compensation For Executives		13
Chief Executive Officer (CEO) Compensation		15
Internal Revenue Code 162(m) Considerations		15
Conclusion		15
SUMMARY COMPENSATION TABLE		16
EXECUTIVE AGREEMENTS		17
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES		18
RETIREMENT PLAN		19
PERFORMANCE GRAPH		20
AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS		21
Qualification Of Audit Committee Members		21
Report Of The Audit Committee Of The Board		21
Fees Paid To KPMG LLP		22
PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT		22
OTHER INFORMATION		23
Proposals Of Security Holders		23
Solicitation Of Proxies		23
Reduce Duplicate Mailings		23
Electronic Delivery Of Proxy Materials And Annual Report		23

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2006 Annual Meeting of Shareholders of Aquila, Inc. will be held at 2:00 p.m. (Central Time) on Wednesday, May 3, 2006, at the Clarion Hotel at the Sports Complex, 9103 East 39th Street, Kansas City, Missouri. The items of business will include:

          1.    Electing two directors: Michael M. Crow and Richard C. Green;

          2.    Ratifying the appointment of KPMG LLP as the Company's independent registered public accountant for 2006; and

          3.    Transacting any other business that may properly come before the meeting and at any adjournments or postponements of the meeting.

        The record date for the Annual Meeting is March 8, 2006. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Christopher M. Reitz

                      Senior Vice President, General Counsel and Corporate Secretary

COMMON QUESTIONS REGARDING OUR ANNUAL MEETING AND PROXY STATEMENT

        Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement to "Aquila," "Company," "we," "our," "us," or similar references mean Aquila, Inc. and its subsidiaries.

1.     What Is The Purpose Of The Annual Meeting?

        At our 2006 annual meeting, shareholders will vote upon the matters outlined in the notice of meeting, namely, the election of two directors and the ratification of the selection of KPMG LLP as our independent public accountant for 2006. In addition, management will discuss the events of 2005 and the first quarter of 2006 and respond to questions from shareholders.

2.     Who Is Entitled To Vote At The Meeting?

        Only shareholders of record at the close of business on March 8, 2006, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. In connection with our solicitation of proxies for the annual meeting, we are mailing this proxy statement to shareholders on or about March 27, 2006.

3.     What Constitutes A Quorum?

        In order to conduct business at the meeting, we must have a quorum. This means that the holders of at least a majority of the outstanding shares entitled to vote must be present, either by proxy or in person, at the meeting. As of the record date, 373,691,836 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 186,845,919 votes will be required to establish a quorum.

        Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether or not a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. If we do not have a quorum, the meeting may be adjourned to a later date.

4.     What Methods Can I Use To Vote?

        If you are a registered shareholder and attend the meeting, you may deliver your marked proxy card in person at the meeting. "Street name" holders who wish to vote at the meeting will need to obtain a form of proxy from the institution that holds their shares.

        If you are registered shareholder and do not attend the meeting, you may vote your shares by mail, by telephone or over the Internet, as described below.

        Voting by Mail: you may vote by written proxy card, by signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid envelope.

        Voting by Telephone or Internet: you may vote your proxy by touchtone telephone from anywhere in the United States or Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. "Street name" holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

5.     How Can I Revoke A Proxy?

        You can revoke your proxy and change your vote at any time before the meeting by giving written notice to the Secretary of the Company, by delivering a later-dated proxy that is properly executed, or by voting in person at the meeting.

6.     What Are My Voting Choices When Voting For Director Nominees, And What Vote Is Needed To Elect Directors?

        You may vote for all nominees, withhold your vote from all nominees, or withhold your vote from a specific nominee.

        Directors will be elected by a plurality. This means that the two nominees who receive more votes than any other nominee will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        If you hold your shares in "street name" through a broker or other nominee and you have not provided specific voting instructions, your broker or nominee will be permitted to vote your shares on the election of directors, except under certain circumstances, including if the election is subject to counter-solicitation. If your broker or other nominee does not vote your shares on this proposal, the broker non-votes will not affect the election results.

7.     What Are My Voting Choices When Voting To Ratify The Selection Of Our 2006 Independent Public Accountant, And What Vote Is Needed To Ratify Our Independent Public Accountant Selection?

        You may vote for the proposal, against the proposal, or abstain from voting on the proposal.

        The ratification of our independent public accountant requires the affirmative vote of the holders of a majority of the shares present, either by proxy or in person, and entitled to vote. A properly executed proxy marked "ABSTAIN" will be counted as present and entitled to vote, so abstaining will have the same effect as voting against the proposal.

        If you hold your shares in "street name" through a broker or other nominee and you have not provided specific voting instructions, your broker or nominee will be permitted to vote your shares on this proposal. If your broker or nominee does not vote your shares on this proposal, the broker non-votes will have no effect and will not be counted as votes for or against this proposal.

8.     How Do I Vote My 401(k) Plan Shares?

        If you participate in our 401(k) plan (i.e., Retirement Investment Plan), you may give voting instructions to the trustee for the number of shares of common stock equivalent to the Aquila common stock credited to your account as of the record date. These shares are represented on a separate voting instruction card. You may provide instructions by following the procedures outlined on the card. If you do not provide voting instructions, the trustee will vote the number of shares credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

        You may revoke previously given voting instructions by following the instructions outlined in Question 5 above.

9.     What Are The Recommendations Of Our Board of Directors?

        Our Board of Directors recommends a vote FOR each of the director nominees designated by our Board, and FOR the ratification of the appointment of KPMG LLP as our independent public accountant for 2006. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board.

        We do not know of any additional matters to be acted upon at the meeting. With respect to any other matter that properly comes before the meeting, the proxy holders will vote at their own discretion.

10.   What If A Shareholder Does Not Specify A Choice When Returning A Proxy?

        Shareholders should specify a choice for each matter on the enclosed proxy. If no instructions are given, proxies that are signed and returned will be voted FOR each of the director nominees designated by our Board, and FOR the ratification of the appointment of KPMG LLP as our independent public accountant for 2006.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

        Our Board believes that the purpose of corporate governance is to ensure that we maximize shareholder value over a sustained period of time. It has adopted and adheres to Corporate Governance Principles that the Board and our management believe promote this purpose. The Corporate Governance Principles cover, among other things, the composition and function of the Board, director independence, and the selection and orientation of new directors. We continually review these Corporate Governance Principles and update them, as appropriate, based upon Delaware law (the state in which we are incorporated), New York Stock Exchange rules and listing standards, Securities and Exchange Commission ("SEC") regulations, and best practices recommended by recognized corporate governance experts.

        The Board of Directors has also adopted a Code of Business Conduct that applies to all of our directors and employees. The Code of Business Conduct requires, among other things, our directors and employees avoid conflict of interests, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company's best interest. All employees are required to certify periodically that they have reviewed and are aware of their responsibilities under the Code of Business Conduct.

        In addition, we have a Code of Ethics for Senior Financial Officers, which covers our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This policy supplements our Code of Business Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

        Copies of the Corporate Governance Principles, Code of Business Conduct, and Code of Ethics for Senior Financial Officers can be viewed on our website at http://www.aquila.com/corpgov/, and are available in print to any shareholder who requests them by writing to Investor Relations, Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105. If we make any amendments to the Corporate Governance Principles, Code of Business Conduct, or Code of Ethics, or grant to any director or executive officer a waiver of any provision of the Code of Business Conduct or the Code of Ethics, we will promptly update the information on our website.

DIRECTOR INFORMATION

Current Directors

Name	Year Term Expires	Principal Occupation or Employment and Position with the Company	First Year Elected or Appointed	Age at December 31, 2005
Dr. Michael M. Crow	2006	President, Arizona State University, Tempe, Arizona	2003	50
Richard C. Green	2006	Chairman, President and Chief Executive Officer of Aquila	1982	51
Irvine O. Hockaday, Jr.	2007	Retired President and Chief Executive Officer of Hallmark Cards, Inc., Kansas City, Missouri	1995	68
Heidi E. Hutter	2007	Managing General Partner of Black Diamond Capital Partners, Austin, Texas	2002	47
Dr. Stanley O. Ikenberry	2007	Former President of the American Council on Education, Washington, D.C.; President Emeritus and Regent Professor of the University of Illinois, Champaign, Illinois	1993	70
Herman Cain	2008	Chief Executive Officer, T.H.E. New Voice, Inc.; Former Chairman of the Board of Godfather's Pizza, Inc., Omaha, Nebraska	1992	60
Patrick J. Lynch	2008	Chairman of the Board of Trustees of Iona College, New Rochelle, New York; Retired Senior Vice President and Chief Financial Officer, Texaco, Inc.	2004	68
Nicholas J. Singer	2008	Senior Partner, Cyrus Capital Partners, L.P., New York, New York	2005	26

Director Nominees

Dr. Michael M. Crow
Richard C. Green

Biographies

        Herman Cain has been the Chief Executive Officer of T.H.E. Voice, Inc., a leadership consulting company specializing in keynote speaking and inspirational publications, since 1996. He was the Chairman of the Board of Godfather's Pizza, Inc. in Omaha, Nebraska for 16 years, and serves as a director of AGCO Corporation, Reader's Digest Association, Inc. and Whirlpool Corporation. Mr. Cain is also a member of the Board of Trustees of Morehouse College.

        Dr. Michael M. Crow has served as President of Arizona State University since July 2002. Prior to joining Arizona State University, Dr. Crow was the Executive Vice Provost of Columbia University,

where he was also a Professor of Science and Technology Policy in the School of International and Public Affairs, positions he held from 1998 until July 2002.

        Richard C. Green has served as Chairman, President and Chief Executive Officer of the Company since October 2002. He has been the Chairman since February 1989 and was also Chief Executive Officer of the Company from May 1985 through December 2001. Mr. Green also served as President of the Company from May 1985 through February 1996. In December 2005, as a result of a capital impairment, a receiver was appointed over the assets of KCEP I, L.P., a company regulated by the United States Small Business Administration. Mr. Green is one of three managers of the general partner of KCEP.

        Irvine O. Hockaday, Jr. retired in December 2001 as President and Chief Executive Officer of Hallmark Cards, Inc., positions he held since 1983. He is also a director of Crown Media Holdings, Inc., Dow Jones & Company, Inc., Ford Motor Company, Sprint Nextel Corporation and The Estee Lauder Companies Inc.

        Heidi E. Hutter has served as Managing General Partner of Black Diamond Capital Partners since 2005 and as Chief Executive Officer of The Black Diamond Group, LLC since 2001. She was previously Chairman, President, and Chief Executive Officer of Swiss Reinsurance America Corp. from 1996 to 1999, and managed the Equitas Project of Lloyd's of London from 1993 through 1995. Ms. Hutter is a Fellow of the Casualty Actuarial Society, a member of the Board of Overseers of the School of Risk Management at St. John's University and a director of Aspen Insurance Holdings Limited.

        Stanley O. Ikenberry, Ph.D., served as President of the American Council on Education from 1996 through 2001. Dr. Ikenberry is also a Regent Professor and President Emeritus of the University of Illinois. He previously served as President of the university from 1979 to 1995. Dr. Ikenberry serves as a director of Pfizer, Inc., and as President of the Board of Overseers of the Teachers Insurance and Annuity Association—College Retirement Equities Fund.

        Patrick J. Lynch retired in 2001 as Senior Vice President and Chief Financial Officer of Texaco, Inc., positions he held since 1997. Mr. Lynch serves as a director of North American Galvanizing and Coatings, Inc. and is Chairman of the Board of Trustees of Iona College in New Rochelle, New York. He also is a past member of the Board of Trustees of the American Petroleum Institute, the Conference Board of the Financial Executives Institute, and the CFO Advisory Council.

        Nicholas J. Singer is a Senior Partner of Cyrus Capital Partners. He was a senior research analyst and Principal at OZF Capital from 2001 until the founding of Cyrus Capital Partners in 2005. Prior to joining OZF, Mr. Singer was a distressed securities analyst on the high-yield trading desk at Goldman Sachs. From 2000 through 2001, Mr. Singer was a member of the Principal Investment Area of Goldman Sachs in New York.

Meetings And Attendance Of The Board And Committees Of The Board

        All persons nominated for election to the Board at an annual meeting are expected to be present at the annual meeting. Eight of our directors attended the 2005 annual meeting.

        In 2005, our Board met 13 times and the five standing committees of the Board met a combined total of 21 times. During 2005, all directors attended at least 75% of the meetings of the Board and the committees on which they served and for the period in which they held office. The Board and committees held executive or private sessions without company management present as a regular practice. The lead non-employee director, Herman Cain, presides over executive sessions of the Board, whereas the chairperson of the respective committees preside over the executive sessions of the committees.

        The duties and membership of each standing committee are described below, as well as the number of meetings held by each committee in 2005.

Committees of the Board	Summary of Responsibilities of the Committees*	Current Committee Members	Number of meetings held in 2005
Audit	Retains independent accountants and pre-approves their services. Reviews and approves our audit plans, accounting policies, financial statements, financial reporting, internal audit reports and internal controls.	Lynch** Hutter Singer	8
Business Process Improvement	Oversees, monitors, evaluates and makes recommendations regarding the formation, development and operation of our business process improvement program.	Crow** Cain Singer	4
Compensation and Benefits	Evaluates the performance of, and establishes the compensation of, the Chief Executive Officer and our other executive officers. Establishes and monitors management's administration of our retirement plans and employee benefit plans.	Hockaday** Crow Ikenberry	4
Executive	Exercises the authority of our Board on matters of an urgent nature that arise when it is not in session.	Green** Cain Hockaday	0
Nominating and Corporate Governance	Identifies, considers and recommends to our Board nominees for directors. Develops and recommends to our Board corporate governance principles applicable to our company. Oversees the annual evaluation of our Board and its committees.	Ikenberry** Cain Hockaday	5

*
The responsibilities of the Audit Committee, Business Process Improvement Committee, Compensation and Benefits Committee, and Nominating and Corporate Governance Committee are described in each of the committees' respective charters, which were adopted by the Board.

  These committee charters and our Bylaws are available on our website at www.aquila.com/corpgov. Copies may also be obtained by writing to Investor Relations, Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105.

**
Indicates Committee chairperson.

Director Independence

        The Board of Directors has affirmatively determined that each of its members, other than Mr. Green, and each director nominee is independent from Aquila. The Board uses the New York Stock Exchange rules relating to independence as a guide to assessing director independence. The Board has affirmatively determined that, with the exception of Mr. Green, none of its members and no director nominee has any relationship under the New York Stock Exchange rules that would preclude their service on any standing committee of the Board. In addition, the Board requires each of its members and each director nominee to disclose in an annual questionnaire any relationship he or she or his or her family members have had with Aquila and its subsidiaries, accountants, directors and officers within the past five years. The Board takes into account any such relationship in making its determination.

Director Selection Process

        Working closely with the full Board, the Nominating and Corporate Governance develops criteria for open Board positions, taking into account factors it considers appropriate, including, among others, the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and our independent directors, and the need for specialized expertise. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for director nominees submitted to our Corporate Secretary by the directors, management and shareholders of the Company, in accordance with the procedures set forth in our Bylaws. You may obtain a copy of our Bylaws by writing to Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105, Attention: Investor Relations, or by visiting the Corporate Governance section of our website at www.aquila.com/corpgov/. The Nominating and Corporate Governance Committee engages an independent search firm from time to time to assist in identifying and evaluating director candidates.

Director Compensation

        Directors who are Aquila employees receive no compensation for their services as directors. Directors who are not Aquila employees receive an annual retainer of $45,000, plus $1,250 for each Board and committee meeting they attend. Non-employee directors receive an annual fee of $3,500 if they chair a committee, except the Audit Committee chairperson receives an annual fee of $7,000. In addition, non-employee directors are reimbursed for travel expenses incurred in connection with attending Board, committee and shareholder meetings. In 2005, each non-employee director received 1,875 shares of our common stock per quarter, which the directors could in their sole discretion defer.

Shareholder Communications

        You may contact our Board, any Board committee, or any director by writing to them at Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105, Attention: Corporate Secretary—Board Communication. All communications will be compiled by the Corporate Secretary and submitted to the lead director of the Board, the committee chairperson, or the individual director, as applicable, on a periodic basis. The Secretary will respond to letters or take other actions in accordance with instructions from the applicable Board contact.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

        Two directors of the Company are to be elected to hold office for the term indicated below. The following persons have been designated by our Board as nominees for the office:

Michael M. Crow	2009 Class	3 years
Richard C. Green	2009 Class	3 years

        We expect that each of the nominees will be available for election, but if either of them is unable to serve at the time of the meeting, the proxy will be voted for the election of another nominee to be designated by our Board.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE FOR DIRECTOR.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        SEC rules require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based upon our records and other information, we believe that all of our directors and executive officers made the required filings in 2005 in a timely manner.

Stock Ownership Of Directors, Director Nominees, And Executive Officers

        In general, "beneficial ownership" includes those shares a director, director nominee, or officer has sole or shared power to vote or transfer, and stock options that are currently exercisable or that are exercisable within 60 days. On December 31, 2005, the directors, director nominees, and executive officers of Aquila beneficially owned a total of 2,448,937 shares of our common stock.

Name of Beneficial Owner	Issued Shares Beneficially Owned		Exercisable Options Stock	Total Beneficial Ownership		Percent of Class(1)
Herman Cain	51,069		—	51,069		—
Michael M. Crow	21,250		—	21,250		—
Rick J. Dobson	19,733		35,446	55,179		—
Jon R. Empson	70,267		51,850	122,117
Richard C. Green	782,402	(2)	778,062	1,560,464	(2)	—
Irvine O. Hockaday, Jr.	49,418		—	49,418		—
Heidi E. Hutter	40,022		—	40,022		—
Stanley O. Ikenberry	43,022		—	43,022		—
Patrick J. Lynch	19,125		—	19,125
Leo E. Morton	58,529		86,000	144,529		—
Nicholas J. Singer	—		—	—		—
Keith G. Stamm	115,916	(3)	226,826	342,742	(3)	—
Directors, Director Nominees, and Executive Officers as a group (12 persons)	1,270,753		1,178,184	2,448,937		—

(1)
Percentages are omitted for individual directors, director nominees and executive officers because each owns less than 1% of our common stock. Percentages are omitted for all directors, director nominees and executive officers, as a group, because they collectively own less than 1% of our common stock.

(2)
Includes 13,556 shares held in trusts over which Mr. Green has voting and investment control.

(3)
Includes 29,324 shares held by Stamm Family L.P. of which Keith G. Stamm is a general partner.

Stock Ownership Of Certain Beneficial Owners

        Set forth below are the only persons or groups known to us to beneficially own five percent or more of our common stock, as of December 31, 2005.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Horizon Asset Management, Inc.	37,373,847	10%
470 Park Avenue South
New York, NY 10016

REPORT ON EXECUTIVE COMPENSATION

        Our Compensation and Benefits Committee submits the following report on executive compensation:

        As members of the Compensation and Benefits Committee (the "Committee"), we consider providing direction and oversight for the administration of executive compensation our most important role. While performing this role, we want to make sure that the compensation policies and practices support the achievement of the Company's short-term and long-term goals along with maintaining its organizational values. As three independent, non-employee directors, we maintain an impartial view as we oversee the Company's executive compensation activities. Impartiality is important as we approve the design of the compensation programs, assess their effectiveness, and oversee the administration of the programs. We also review and approve all salaries and other forms of compensation for the Company's senior executives, and evaluate the executives' performance along with other related matters. As a matter of common practice, we retain an independent compensation consultant to assist and advise us in these matters.

Compensation Philosophy

        Our compensation philosophy is built upon the following principles:

  •
  our compensation programs should enable us to attract, retain, and motivate the executive talent needed to achieve the Company's business strategy;

  •
  our compensation programs should provide balanced incentives for achieving consistent, strong results for all of the Company's stakeholders, which include shareholders, employees, and customers;

  •
  we will provide a competitive compensation package that approximates the median of our comparable peer group for expected performance levels; and

  •
  we model our plans and pay practices according to common practices in the market for which we compete for talent (particularly, domestic regulated utilities).

        In accordance with these principles and reflective of the condition of the Company, our named executive officers generally did not participate in certain compensation programs in 2005, as was the case in prior years. Specifically, our named executive officers have elected not to participate in our annual or long-term incentive plans for several years and, subject to limited exceptions, have not received base salary increases. As part of the Committee's continuous evaluation of our senior executives officers' compensation and monitoring of market factors that influence our compensation philosophies, the Committee granted to our executive officers a special performance/retention award in 2005 and is considering including them in our annual and/or long-term incentive programs in the near future. We believe these steps are necessary to provide balanced incentives for our executive officers to achieve strong results for the Company's stakeholders, to build stock ownership levels, and to provide a competitive compensation opportunity.

Elements That Make Up Total Executive Compensation

        Our compensation package consists of base salary, annual incentives, long-term incentives and benefits. In setting compensation, we also consider severance and change-in-control plans and retirement benefits, which are described below. Together, these compensation tools serve the dual purpose of providing protection to our executive officers so they can focus on achieving the desired business results of the Company, and helping us attract qualified candidates with a competitive employment package.

        We want to ensure the total compensation opportunity is competitive, but that actual payments to our executive officers appropriately reflect the Company's performance and the successful implementation of its business strategy. The 2005 payments for each compensation component are described below.

  Base Salary

        Base salaries represent the amount executives are paid on a regular basis, unlike incentive payments which are paid only if certain goals are achieved. Therefore, base salaries are very important tools in attracting and retaining talented people. Typically, base salaries represent approximately one-half of an executive officer's total compensation, which we believe is comparable to our peers. We review each executive officer's base salary annually. For each position, base salaries are targeted to approximate the median base salaries paid to executives of similarly sized, regulated utilities. To make sure each executive officer is paid appropriately, we consider the executive's level of responsibility, prior experience, overall knowledge, executive pay for similar positions at other companies, and executive pay within the Company. When considering annual increases to base pay, we also consider the Company's performance and its ability to sustain the increased pay.

        In light of the Company's current financial situation, there were no increases to the base salaries of our executive officers in 2005, except for Messrs. Dobson, Empson and Reitz. The increases in base salaries of these executive officers reflect their recent promotions or were designed to bring their salaries closer to the median of the market for their respective positions.

  Annual Incentives

        There were no annual incentives awards paid to our named executive officers for 2005. Annual incentives awards, which are typically a significant component of our executives' compensation package, have been suspended since 2002 for our named executive officers.

  Long-Term Incentives

        No long-term incentives will be paid for 2005 to our named executive officers, except as detailed in note 7 of the Summary Compensation Table. No new options or performance units were granted to our named executive officers in 2005. Long-term incentives reflect a significant portion of an executive officer's earnings potential in the market. Generally, long-term incentives are provided according to our 2002 Omnibus Incentive Compensation Plan. We determine if an executive is eligible for participation in this plan based on prior experience, performance measures, and compensation practices of our competitors. Historically, our long-term incentives were made up of performance units and stock options.

  Special Performance/Retention Awards

        In order to recognize the accomplishments and to retain our executive officers through a critical juncture in our organization's history, our executive officers were granted a one-time, cash-based special performance/retention award in 2005. Twenty-five percent of the award was paid in cash in October 2005 upon execution of definitive agreements to sell certain of our utility assets, and the remaining 75% will be paid upon the successful closing of the utility asset sales. The award sizes were set for each executive at a multiple of one times his or her base salary. The Committee believes these awards were appropriate in order to align the interests of these executives with the achievement of our long-term business strategy, as the utility sales are critical to the long-term financial viability of the Company.

  Benefits

        The benefits we offer key executives serve a different purpose than the compensation programs described above. In general, they provide some level of protection against the chance of personal financial difficulties as a result of illness, disability or death. The benefits offered are usually comparable to those offered to all other employees, with some differences based on tax and employee benefit laws. The retirement benefits for which executive officers are eligible include a 401(k) plan similar to the retirement plan that all of our other employees are eligible for, a deferred compensation plan that allows officers the opportunity to defer additional salary or bonus as needed, and a supplemental retirement plan. Additional information on our supplemental retirement plan is provided below.

        We also provide executive officers with financial planning and tax preparation benefits, plus an additional lump sum ranging from $5,000 to $20,000 depending upon the level of the executive, which may be used at the discretion of the executive for such items as club membership dues, automobile expenses, and other items commonly covered in executive perquisite programs. These additional benefits are consistent with market practices.

Chief Executive Officer (CEO) Compensation

        We review the Chief Executive Officer's compensation every year. In 2002, Mr. Green's salary was set at the average level of pay for CEO's of companies we considered peers at the beginning of 2002, which were much larger companies than those with which we now compare ourselves. The Company's peer group now includes regulated domestic utilities similar in size and operation to the Company. We will continue our practice of comparing our Chief Executive Officer's base pay to those of the CEOs within our peer group. Mr. Green has not received a salary increase since 2002.

        Mr. Green was not eligible to receive annual incentive pay for 2003, 2004, or 2005, and he did not receive any long-term incentive payments for the three-year performance unit cycle ending in 2005. Mr. Green also was not awarded any new performance units nor was he granted any stock options during 2005. In receiving the special performance award mentioned above, Mr. Green received a cash payment equal to 25% of his base salary upon the execution of definitive sale agreements in October 2005, and the remaining 75% of the award will be paid at the closing of those utility asset sales.

Internal Revenue Code 162(m) Considerations

        In designing the compensation programs, the Committee's primary consideration is the Company's achievement of strategic business goals that serve all of its stakeholders. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's ability to deduct compensation paid in excess of $1 million to the Chief Executive Officer and the next four highest-paid officers in any year, unless the compensation meets certain performance requirements. Both the Annual Incentive Plan and Long-Term Incentive Plan currently meet the performance requirements under Section 162(m). The Committee remains committed to making awards that qualify as deductible compensation under section 162(m) of the Code whenever possible.

Conclusion

        We believe it is critical to attract, retain and motivate effective executive talent in order to ensure the long-term success of the Company. However, the compensation actually received by the executive officers should appropriately reflect the Company's performance. The Company has experienced disappointing results over the last few years and, consequently, its named executive officers have not participated in annual bonus programs or long-term incentive plans, and have received limited base salary increases during that time period.

        While we expect compensation for executives to continue to reflect the performance of the Company, we anticipate reinstating our executive officers in the Company's incentive compensation programs in the near future. We feel this participation will be critical to providing our executives balanced incentives to achieve strong results for all stakeholders and to retain our top executive talent.

Irvine O. Hockaday, Jr. (Chairperson)
Michael M. Crow
Stanley O. Ikenberry

SUMMARY COMPENSATION TABLE

NAME	YEAR	SALARY $	BONUS $		OTHER ANNUAL COMP $	RESTRICTED STOCK AWARDS(1) $	STOCK OPTIONS #		LTIP $		ALL OTHER COMP $
Richard C. Green Chairman, President and Chief Executive Officer	2005 2004 2003	990,000 1,028,077 989,300	247,500 0 0	(2)	26,503 20,518 21,572	0 0 0	0 0 0		0 0 0		52,042 75,711 50,111	(3)
Keith G. Stamm Senior Vice President and Chief Operating Officer	2005 2004 2003	450,000 467,308 450,000	112,500 0 0	(2)	16,525 15,252 13,329	0 0 0	0 0 0		0 0 0		54,224 38,445 30,815	(4)
Rick J. Dobson Senior Vice President and Chief Financial Officer	2005 2004 2003	300,000 309,616 262,538	75,000 0 0	(2)	3,540 3,540 4,337	0 0 0	0 0 0		0 0 0		33,695 34,217 24,900	(5)
Jon R. Empson Senior Vice President, Regulated Operations	2005 2004 2003	300,000 282,201 228,555	75,000 69,446 0	(2) (7)	6,574 20,535 2,958	0 0 0	0 0 12,300	(7)	37,755 0 0	(7)	33,663 32,120 30,904	(6)
Leo E. Morton Senior Vice President and Chief Administrative Officer	2005 2004 2003	332,001 344,770 332,001	83,000 0 0	(2)	12,592 7,914 8,859	0 0 0	0 0 0		0 0 0		32,219 36,462 30,652	(8)

1)
Restrictions lapse at various times following the first or third anniversary of the grant. As of December 31, 2005, the total shares and value of restricted stock held by the above officers were: Mr. Green (413,143 shares; $1,485,249); Mr. Stamm (0 shares; $0); Mr. Dobson (0 shares; $0); Mr. Empson (0 shares; $0); and Mr. Morton (0 shares; $0). All market values are determined as of December 31, 2005.

2)
In order to recognize the accomplishments and to retain our executive officers through a critical juncture in our organization's history, our executive officers were granted a one-time, cash-based special performance/retention award in 2005. Twenty-five percent of the award was paid in cash in October 2005 upon execution of definitive agreements to sell certain of our utility assets, and the balance will be paid upon the closing of the utility asset sales. Mr. Green received $247,500, Mr. Stamm received $112,500, Mr. Dobson received $75,000, Mr. Empson received $75,000 and Mr. Morton received $83,000.19.

3)
Consists of employer contributions to our 401(k) plan of $18,632.88, employer contributions to the Capital Accumulation Plan of $0, a lump-sum payment of perquisite allowance for 2005 of $20,000, premium of $4,380 paid for term life insurance and accidental death and dismemberment ("AD&D") insurance equivalent to three times salary, and an allowance of $9,029 representing the company contribution to the flexible benefits program on behalf of Mr. Green.

4)
Consists of employer contributions to our 401(k) plan of $18,475.05, employer contributions to the Capital Accumulation Plan of $14,399.98, a lump-sum payment of perquisite allowance for 2005 of $10,000, premium of $2,365 paid for term life insurance and AD&D insurance equivalent to three times salary, and an allowance of $8,984 representing the company contribution to the flexible benefits program on behalf of Mr. Stamm.

5)
Consists of employer contributions to our 401(k) plan of $18,441.30, employer contributions to the Capital Accumulation Plan of $0, a lump-sum payment of perquisite allowance for 2005 of $5,000, premium of $1,577 paid for term life insurance and AD&D insurance equivalent to three times salary, and an allowance of $8,677 representing the company contribution to the flexible benefits program on behalf of Mr. Dobson.

6)
Consists of employer contributions to our 401(k) plan of $18,621.63, employer contributions to the Capital Accumulation Plan of $0, a lump-sum payment of perquisite allowance for 2005 of $5,000, premium of $1,409 paid for term life insurance and AD&D insurance equivalent to three times salary, and an allowance of $8,633 representing the company contribution to the flexible benefits program on behalf of Mr. Empson.

7)
Reflects earnings for, and stock options granted in, 2003.

8)
Consists of employer contributions to our 401(k) plan of $18,582.21, employer contributions to the Capital Accumulation Plan of $0, a lump-sum payment of perquisite allowance for 2005 of $5,000, premium of $2,853 paid for term life insurance equivalent to four times salary and AD&D insurance equivalent to five times salary, and an allowance of $5,784 representing the company contribution to the flexible benefits program on behalf of Mr. Morton.

EXECUTIVE AGREEMENTS

        Each executive officer, as named in the Summary Compensation Table, has entered into an agreement with us that is designed to avoid an interruption of management following a change in control.

        If Messrs. Morton and Empson are terminated without good cause or quit for good reason within 12 months of a change of control, we will pay them a lump sum equal to 2.99 times base salary and average incentive bonus. Effective October 17, 2006, their pay-out amounts will convert to a lump sum equal to 2 times base pay and the average incentive payments for comparable positions among our peer companies. Messrs. Morton and Empson will also receive certain other insurance benefits for three years after the date of termination, the vesting of any outstanding equity compensation awards, and payment of any compensation that had previously been deferred.

        Messrs. Stamm and Dobson will receive a cash payment of 2.99 times and 2 times, respectively, their respective base pay and the average incentive payments for comparable positions among our peer companies if they are terminated without good cause or quit for good reason within 12 months of a change of control. Each of them will receive certain other insurance benefits for three years after the date of termination, the vesting of any outstanding equity compensation awards, and the payment of any compensation that had previously been deferred.

        Mr. Green's employment agreement permits adjustments to his salary annually. Material reductions are permitted in connection with an arrangement applicable to other senior executives. Under the terms of his agreement, if he is terminated without good cause or if he quits for good reason, the Company will pay him an amount equal to 3.0 times his base pay plus 3.0 times his target bonus for the year in which he is terminated. Mr. Green will also receive three years additional credit toward his pension, the continued right to the benefit of unvested restricted stock and stock option awards, outplacement service and certain other benefits consistent with what he would have received as an employee. These benefits would not be provided if he is terminated for good cause.

OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number of Shares Underlying Unexercised Options at December 31, 2005 Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at December 31, 2005 Exercisable/Unexercisable
Richard C. Green Chairman, President and Chief Executive Officer	0	0	778,062/0	$0/$0
Keith G. Stamm Senior Vice President and Chief Operating Officer	0	0	226,826/0	0/0
Rick J. Dobson Senior Vice President and Chief Financial Officer	0	0	35,446/0	0/0
Leo E. Morton Senior Vice President and Chief Administrative Officer	0	0	86,000/0	0/0
Jon R. Empson Senior Vice President, Regulated Operations	4,100	$9,758	47,750/4,100	0/8,815

(1)
Option holders may surrender shares to pay the option exercise price and tax withholding requirements.

RETIREMENT PLAN

        We maintain a tax-qualified noncontributory pension plan, the Aquila Restated Retirement Income Plan (the "Pension Plan"), for our employees, including our executive officers. Because the Code limits the benefits payable from the Pension Plan, we maintain an unfunded supplemental retirement plan (the "SERP") for certain highly-compensated employees, including our executive officers. The SERP provides for the payment of retirement benefits, calculated in accordance with the terms of the Pension Plan, which would otherwise be limited by the provisions of the Code.

        Benefits are paid based on an executive's years of service and final average compensation. With respect to the Pension Plan, final average compensation means base pay for years prior to 2005 and for subsequent years means total pay (i.e., base salary, incentive pay and other cash payments received while employed by the Company that are included in gross income for tax purposes). With respect to the SERP, final average compensation means total pay. Final average compensation is computed using an individual's four highest consecutive years' compensation within the preceding 10-year period.

        The table below illustrates the total combined estimated annual benefits payable under these plans to eligible salaried employees for various years of service, assuming retirement in 2006 at age 62. Benefits have been computed on the basis of a straight-life annuity and there is no reduction for Social Security or other offsets.

	Years of Service
Final Average Compensation	15	20	25	30	35	40
$200,000	$38,318	51,090	63,863	78,816	89,408	102,180
300,000	56,958	78,244	102,980	127,716	134,466	141,216
400,000	80,958	110,644	144,380	178,116	187,116	196,116
500,000	104,958	143,044	185,780	228,516	239,766	251,016
600,000	128,958	175,444	227,180	278,916	292,416	305,916
700,000	152,958	207,844	268,580	329,316	345,066	360,816
800,000	176,958	240,244	309,980	379,716	397,716	415,716
900,000	200,958	272,644	351,380	430,116	450,366	470,616
1,000,000	224,958	305,044	392,780	480,516	503,016	525,516
1,100,000	248,958	337,444	434,180	530,916	555,666	580,416
1,200,000	272,958	369,844	475,580	581,316	608,316	635,316
1,300,000	296,958	402,244	516,980	631,716	660,966	690,216
1,400,000	320,958	434,644	558,380	682,116	713,616	745,116
1,500,000	344,958	467,044	599,780	732,516	766,266	800,016
1,600,000	368,958	499,444	641,180	782,916	818,916	854,916
1,700,000	392,958	531,844	682,580	833,316	871,566	909,816
1,800,000	416,958	564,244	723,980	883,716	924,216	964,716
1,900,000	440,958	596,644	765,380	934,116	976,866	1,019,616

        As of January 1, 2006, total combined annual payments under these plans would be based upon a final average annual compensation (as described above) of $1,855,513 for Mr. Green, $621,097 for Mr. Stamm, $359,042 for Mr. Dobson, $344,576 for Mr. Empson, and $452,832 for Mr. Morton. The years of credited service for these executive officers include: Richard C. Green, 27 years; Keith G. Stamm, 21 years; Rick J. Dobson, 15 years; Jon R. Empson, 19 years; and Leo E. Morton, 12 years.

PERFORMANCE GRAPH

        The graph compares the cumulative total shareholder return on our common stock for the last five fiscal years with the cumulative total return of the S&P 500 Index, the S&P Multi-Utility Index, an index of diversified utility companies and the Edison Electric Institute Combination Gas and Electric Utility Index.

        The graph assumes that the value of the investment in our stock and each index was $100 on December 31, 2000, and that all dividends were reinvested.

(1)
The S&P Multi-Utility Index contains companies indicative of Aquila's historical peers. Going forward, the index selected by Aquila (see note 2 below) is expected to be different than the S&P Multi-Utility Index, as the companies included in the S&P Multi-Utility Index are no longer representative of Aquila's peers in the regulated utility sector. The S&P Multi-Utility Index includes AES, Calpine, Duke Energy, Dynegy, El Paso, Mirant, Reliant Resources, and Williams. Data provided by Zacks Investment Research.

(2)
The diversified utility index represents domestic gas and electric utilities that are indicative of Aquila's current peer companies. This index consists of the following companies: Able Energy Inc., Allete Inc., Alliant Energy, Ameren Corp., Avista Corp., Centerpoint Energy, CH Energy Group, Cinergy, CMS Energy, Commerce Energy Group, Consolidated Edison, Constellation Energy, Covanta Holdings, DPL, Energy East, Environmental Power, Exelon, Florida Public Utilities, MDU Resources Holdings, MGE Energy, Nisource Inc., Northwestern Corp., PG&E Corp, PNM Resources Holdings, Public Service Enterprises, SCANA Corporation, Sierra Pacific Resources, Suez ADS, UGI Corp., United Utilities, Unitil Corp., Vectren Corp., Westar Energy, Wisconsin Energy, and WPS Resources. Data provided by Zacks Investment Research.

(3)
The EEI Index consists of 103 domestic electric and gas utility companies.

AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

Qualification Of Audit Committee Members

        Aquila's Audit Committee consists of three independent directors, each of whom has been selected for membership on the Audit Committee by the Board of Directors based on the Board's determination that he or she is fully qualified to oversee Aquila's internal audit function, assess and select independent auditors, and oversee Aquila's financial reporting processes and overall risk management. The Audit Committee has the authority to seek advice and assistance from outside legal, accounting or other advisors and exercises such authority as it deems necessary. The full text of the charter of the Audit Committee can be found in the Investors section of our website at www.aquila.com.

        Through a range of experiences in business and executive leadership and service on the boards of directors of other companies, and through experience on Aquila's Board of Directors and Audit Committee, each member of the Committee has an understanding of generally accepted accounting principles and has significant experience in evaluating the financial performance of public companies. Moreover, the Audit Committee members have gained valuable special knowledge of the financial condition and performance of Aquila. The Board has determined that Patrick J. Lynch is a "financial expert" as that term is used under SEC rules.

Report Of The Audit Committee Of The Board

        Our Audit Committee submits the following report:

        The Audit Committee retains and oversees Aquila's independent accountants, discusses and reviews with management accounting policies and financial statements, evaluates external and internal audit performance, investigates complaints and other allegations of fraud or misconduct by the Company's management and employees and evaluates policies and procedures. The Audit Committee, which operates under a written charter adopted by the Board, met eight times during 2005 to carry out these activities. The remainder of this report relates to certain actions taken by the Audit Committee in fulfilling its roles as they relate to ascertaining the independence of our public accountants and recommending the inclusion of Aquila's financial statements in its annual report.

        During 2005, the Audit Committee discussed with Aquila's independent registered public accounting firm and internal auditors the overall scope and plans for their respective audits. The Audit Committee also met periodically with the internal auditors and independent registered public accounting firm to discuss the results of their examinations, the overall quality of Aquila's financial reporting and their evaluations of its internal controls.

        The Audit Committee of the Board has received from KPMG LLP, our independent registered public accounting firm, written disclosures and the letter required by the Independence Standards Board's Standard No. 1, "Independence Discussions with Audit Committees," that discloses all relationships between Aquila and KPMG LLP that may be thought to bear on the independence of KPMG LLP from the Company. The Audit Committee has discussed with KPMG LLP the contents of the written disclosure and letter as well as the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005, with our management, which has primary responsibility for the financial statements.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Company's 2005 audited financial statements be in included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

        The foregoing report is furnished by the Audit Committee of the Board.

  Patrick J. Lynch (Chairperson)
  Heidi E. Hutter
  Nicholas J. Singer

Fees Paid To KPMG LLP

        Below is a summary of the amounts that we were billed by KPMG LLP for services provided, as well as the percentage of these services that were approved in advance by our Audit Committee.

	2005		2004
	Fees	% Pre-approved	Fees	% Pre-approved
Audit Fees	$2.47 million	100%	$3.79 million	100%
Audit-Related Fees	.40 million	100	.32 million	100
Tax Fees	.85 million	100	2.40 million	100
All Other Fees	0	N/A	0	N/A

        The Audit Committee pre-approves all services to be provided to us by our independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our Chief Financial Officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our General Counsel that the services are not among those that our independent auditors have been prohibited from performing under SEC rules, as outlined in the Audit Committee charter. The members of the Audit Committee then make a determination to approve or disapprove the engagement of KPMG LLP for the proposed services. In 2005, all fees paid to KPMG LLP were unanimously pre-approved in accordance with this policy.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
(Item 2 on the Proxy Card)

        The Audit Committee is required to appoint, retain and supervise our independent auditor. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2006.

        This year, we are asking our shareholders to ratify the appointment of KPMG LLP as our independent public accountant. Although ratification is not required, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification because Board considers the proposal to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If our shareholders fail to ratify the appointment, it will be considered a recommendation to the Audit Committee to consider the appointment of a different accounting firm in 2007. Even if the appointment is ratified, the Audit Committee may in its discretion select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

        Representatives of KPMG LLP will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2006.

OTHER INFORMATION

Proposals Of Security Holders

        If you wish to submit proposals for possible inclusion in our 2007 proxy statement, you must do so on or before November 27, 2006. It is anticipated that the proxy statement and form of proxy relating to that meeting will be mailed to you on or about March 15, 2007.

        Also, if you want to bring a matter before the 2007 annual shareholders meeting, our Bylaws require you to notify us in writing a certain number of days in advance of the meeting. Our 2007 annual shareholder meeting is currently scheduled for May 2, 2007.

        Notices and proposals should be sent to our principal executive offices located at 20 West Ninth Street, Kansas City, Missouri 64105, Attention: Corporate Secretary.

Solicitation Of Proxies

        We are making this solicitation by mail, but our officers or employees may also solicit proxies by telephone or in person. We may reimburse brokerage firms and others for their expenses in forwarding soliciting material to the beneficial owners. We have hired Morrow & Co. to assist in the distribution of proxy materials. Their fees will be $7,500 plus reimbursement of out-of-pocket expenses.

Reduce Duplicate Mailings

        We are required to provide a copy of our annual report and proxy statement to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, SEC rules permit us to discontinue mailing multiple copies. The delivery of a single set of proxy materials benefits you by reducing the duplicate information that you receive, and benefits us by reducing our printing and mailing costs.

        We mailed a single set of proxy materials to your household this year unless you provided instructions to the contrary in response to a notice mailed to you previously. However, we mailed each shareholder in your household a separate proxy card or voting instruction form. If you are a registered holder and you prefer to receive a duplicate set, please request a duplicate set by writing to Aquila Investor Relations, 20 W. Ninth Street, Kansas City, Missouri, 64105 or by calling (800) 487-6661. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by contacting your broker.

        If you are a registered shareholder that shares a household address with another shareholder and you received duplicate mailings of the proxy materials this year, you may request that your household receive a single set of proxy materials by contacting our transfer agent, UMB Bank, n.a., at (866) 235-0223. If a broker or other nominee holds your shares, please contact your broker or nominee.

Electronic Delivery Of Proxy Materials And Annual Report

        This Proxy Statement and our 2005 Annual Report are available on our website at www.aquila.com. Instead of receiving paper copies of next year's proxy statement and annual report in the mail, shareholders can elect to receive an email message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save us production and mailing costs, reduce the amount of mail you receive, and help preserve environmental resources.

        If you are a shareowner of record, you may select this option by following the instructions provided if you vote over the Internet. You also may enroll in the electronic proxy delivery service by going to www.econsent.com/ila and following the instructions. If you choose to view future proxy materials and our annual report over the Internet, you will receive an e-mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you tell us otherwise, so you will not have to elect Internet access each year.

        If you hold our common stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. Shareowners who hold our common stock through a bank, broker or other nominee and who elect electronic access will receive an e-mail message next year containing the Internet address to access our proxy statement and annual report.

AQUILA, INC.
C/O PROXY TABULATOR
P.O. BOX 535450
PITTSBURGH, PA 15253-9846

Please follow the steps below to ensure that your proxy card is properly executed and returned in time to be counted:

If you are voting by mail:
1. Mark your vote relating to the nominees for director in one of the three boxes to the right of
"Election of Directors." If you wish to withhold authority to vote for any individual nominee, mark the
"FOR ALL, EXCEPT" box, and write on the line provided the name of each nominee for which you wish your vote to be withheld.
2. Mark your vote relating to the ratification of independent auditors in one of the three boxes to the right of "Ratification of Auditors".
3. Sign and date this card at the bottom in the space provided, exactly as your name appears on this form above. Joint owners must each sign.
4. Tear off at the perforation and mail the completed card with signature(s) in the enclosed reply envelope to: Proxy Tabulator, PO Box 535450, Pittsburgh PA, 15253-9846
 As an alternative to returning your card by mail,
you may vote via the Internet or by using the
telephone. We encourage you to take advantage
of these other two convenient ways to vote your
shares without mailing us your proxy card.

Your vote is important!

To vote using the Internet:			To vote using the telephone:

1.	Go to http://www.cesvote.com		1.	Dial 1-888-693-8683 from a touch-tone telephone.
2.	Please have this voting form in hand and follow the instructions when accessing the site.	OR	2.	Please have this voting form in hand and follow the instructions you will hear.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

☒	Please mark your votes as in this example.	A Q L C M

This proxy when properly executed will be voted in the manner you direct below. If no direction is made, this proxy will be voted FOR the election of directors and the ratification of auditors.
 The Board of Directors recommends a vote FOR the election of directors and the ratification of the independent auditors.

AQUILA, INC.						FOR	AGAINST	ABSTAIN
1.	Election of Directors. (see reverse)	FOR ALL ☐	WITHHELD ALL ☐	FOR ALL, EXCEPT: ☐	2. Ratification of Appointment of KPMG LLP as Independent Auditors for 2006	☐	☐	☐
	For, except vote withheld from the following nominee(s):				Mark box at right if you plan to attend the Annual Meeting			☐
					Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

NOTE: Please sign exactly as the name appears above. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please show the applicable full title after your name.
					Please be sure to sign and date this Proxy.		Date
Shareholder sign here	Co-owner sign here

AQUILA, INC. ANNUAL MEETING OF SHAREHOLDERS
May 3, 2006, 2:00 p.m.
Grand Ballroom
Clarion Hotel at the Sports Complex
9103 East 39th Street
Kansas City, MO 64133

This proxy is being solicited by the Board of Directors for the Aquila, Inc. Annual Meeting to be held on May 3, 2006.

The shares will be voted at the Annual Meeting of Shareholders to be held in the Grand Ballroom of the Clarion Hotel at the Sports Complex, Kansas City, Missouri, on May 3, 2006. If the meeting is postponed or adjourned, your appointed Proxies will vote your shares at the rescheduled or reconvened 2006 Annual Meeting.

Election of Directors, Nominees:
1) Richard C. Green
2) Michael M. Crow

You are encouraged to mark your choices in the appropriate boxes on the reverse side of this proxy card. If you do not mark any boxes your vote will be voted in accordance with the Board of Directors' recommendation. However, the Proxies cannot vote your shares unless you sign and return this card or vote via telephone or the Internet as instructed on the front of your card.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

P R O X Y	AQUILA, INC.
PROXY/VOTING INSTRUCTION CARD

By signing this proxy card you are appointing Christopher M. Reitz and Rick J. Dobson as Proxies, with full power of substitution, to vote all shares of Aquila, Inc. common stock held by you on March 8, 2006, at Aquila's 2006 Annual Meeting of Shareholders on May 3, 2006, or at any adjournment or postponement of such meeting. They will vote your proxy exactly as you have indicated on the reverse side of this card. However, if you do not indicate on the reverse side of this card how you would like your shares to be voted, the proxy card will be voted FOR the election of the nominees for director, FOR the ratification of independent auditors, and according to the discretion of the Proxies on any other matters that may properly come before the meeting.
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TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
COMMON QUESTIONS REGARDING OUR ANNUAL MEETING AND PROXY STATEMENT
CORPORATE GOVERNANCE AND BOARD MATTERS
DIRECTOR INFORMATION
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
STOCK OWNERSHIP INFORMATION
REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
EXECUTIVE AGREEMENTS
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
RETIREMENT PLAN
PERFORMANCE GRAPH
AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR (Item 2 on the Proxy Card)
OTHER INFORMATION